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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT
                       Pursuant to Section 13 OR 15(d) of
                       The Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): June 9, 2006


                             ADEPT TECHNOLOGY, INC.
             (Exact name of registrant as specified in its charter)


         Delaware                     0-27122                 94-2900635
 (State or other jurisdiction  (Commission file number)   (I.R.S. Employer
      of incorporation)                                 Identification Number)


                   3011 Triad Drive                                94550
                     Livermore, CA                               (Zip Code)
      (Address of principal executive offices)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (925) 245-3400



                                      None
          (Former Name or Former Address, if Changed Since Last Report)

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Check  the  appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

            This  Form  8-K/A  amends  the  Form  8-K  filed  on June  12,  2006 disclosing that on June 9, 2006, Adept Technology, Inc. ("Adept" or the "Company") entered into a common stock purchase agreement (the "Purchase Agreement") to issue and sell an aggregate of approximately 731,251 shares of its newly issued common stock for aggregate consideration of $10 million, representing a purchase price of $13.6752 per share, in a transaction not registered under the Securities Act of 1933, as amended (the transactions contemplated by the Purchase Agreement are referred to as the "Financing"). Crosslink Capital Partners ("Crosslink") entities are the investors in the Financing.

           On June 22, the Financing, as contemplated by the Purchase Agreement, closed.

            The Purchase Agreement includes certain representations and warranties, covenants and agreements of Adept in connection with its private placement of stock, including retaining its existence, Nasdaq listing and reporting status. In connection with the Financing, the Company granted to Crosslink the right to designate an individual to serve as a director of Adept so long as it holds more than 5% of Adept's outstanding stock, certain inspection rights of Company information, indemnification for breaches of representations and warranties and agreements in the Purchase Agreement and customary indemnification under the registration rights agreement, and agreed to pay for certain expenses of Crosslink up to $35,000 incurred in connection with the financing. In addition, pursuant to the registration rights agreement entered into in connection with the Purchase Agreement, the Company is obligated to register with the Securities and Exchange Commission within 120 days after the closing of the Financing the shares issued in the financing for resale by the purchasers thereof and maintain the effectiveness of the registration statement until such shares may be resold without restriction under applicable securities laws.

         The press release announcing the closing of the financing contemplated by the Purchase Agreement and copies of the purchase agreement and registration rights agreement entered into by Adept are attached as exhibits to this Current Report on Form 8-K.

Item 3.02  Sales of Unregistered Securities and

Item 7.01 Regulation FD Disclosure.

         On June 22, 2006, in connection with the Financing discussed above, Adept issued 731, 251 shares of its common stock in a transaction pursuant to an exemption from registration under the Securities Act of 1933, as amended, and in reliance on Regulation D promulgated under the Securities Act. All of the shares issued in the Financing were issued to entities related to Crosslink Partners. Gross proceeds from the issuance of the Shares were $10,000,000, and there were no discounts or commissions deducted. Proceeds were received by Adept in connection with the issuance will be used for general corporate purposes as permitted pursuant to the Purchase Agreement.

         The issuance of the shares of Common Stock in connection with the financing was not registered under the Securities Act of 1933, as amended, in reliance on the exemption set forth pursuant to Section 4(2) of the Securities Act and the safe harbor provided pursuant to Regulation D promulgated thereunder.

Item 5.02. Departure of Directors or Principal Officers;
           Election of Directors; Appointment of Principal Officers.

         As previously disclosed in the Current Report on Form 8-K that this Form 8-K/A amends, Mr. Charles Finnie, a partner of Crosslink Capital Partners, joined the Board of Directors of Adept upon the closing of the Financing.

Item 9.01 Financial Statements and Exhibits

            (d) Exhibits

10.1 Common Stock Purchase Agreement, dated as of June 9, 2006 by and among Adept Technology, Inc. and the Investors named therein.

10.2 Registration Rights Agreement, dated as of June 9, 2006 by and among Adept Technology, Inc. and the Investors named therein.

99.1     Press Release of Adept Technology, Inc. dated June 22, 2006.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     ADEPT TECHNOLOGY, INC.



Date: June 22, 2006                  By:   /s/ Steven L. Moore
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                                               Steven L. Moore